EXHIBIT D-2

              DESCRIPTION OF NGG COMPANIES AND SUMMARY OF AUTHORITY

The National Grid Group plc ("National Grid") will be the parent registered holding company.

We are seeking the following authority for National Grid:

(i) external financing authority, to issue debt and equity in an aggregate amount of $7.5 billion, and to engage in currency and interest rate swaps;
(ii)  related intrasystem financing authority;
(iii) authority to use National Grid stock as consideration;
(iv)  authority to form financing entities;
(v) EWG and FUCO financing authority in an amount of up to 50% of consolidated retained earnings; and
(vi) authority to file financial statements on a semi-annual, rather than quarterly, basis, consistent with the requirements of Form 20-F.

     1. National Grid (US) Holdings Limited will serve to facilitate the formation of the NEES acquisition structure outlined below by permitting a wholly owned subsidiary to undertake certain transactions rather than National Grid itself. For example, under UK company law certain of the transactions may require board approval and it would be easier to do this at a subsidiary company level, rather than at the National Grid level. This company will be incorporated, and tax resident, in the UK.

          We are seeking the following authority for National Grid (US) Holdings
          Limited:

          (i)  intrasystem financing authority; and
          (ii) Section 6(a)(2) authority.

          1.1 National Grid (US) Investments will serve to facilitate the foreign exchange hedging for UK tax purposes of National Grid's investment in NEES. The company will also function to ensure than an exemption is obtained from Luxembourg capital duty on the formation of the structure. This company will be incorporated, and tax resident, in the UK.

               We are seeking the  following  authority  for National  Grid (US)
               Investments:

               (i)  intrasystem financing authority; and
               (ii) Section 6(a)(2) authority.

               1.1.1 National  Grid  (Ireland)  1 Limited -- UK groups typically hold non-UK investments through a non-UK, but European Union, incorporated

                          DESCRIPTION OF NGG COMPANIES
                                   (Continued)

                    company. National Grid (Ireland) 1 Limited is such a company. The function of National Grid (Ireland) 1 Limited is to avoid wasting UK tax relief for foreign taxes suffered on profits repatriated to the UK and to minimize withholding taxes on the repatriation of profits to the UK. In addition, National Grid (Ireland) 1 Limited initially will be tax resident in Luxembourg (rather than Ireland) in order to minimize the tax suffered on the repatriation of interest and dividends from the US group to the UK.

                    We are seeking the following authority for National Grid (Ireland) 1 Limited:

                    (i)  intrasystem financing authority; and
                    (ii) Section 6(a)(2) authority.

                    1.1.1.1 National Grid (Ireland) 2 Limited is required because the top US "entity" is a Delaware General Partnership and there must be at least two partners in the partnership. National Grid (Ireland) 2 Limited initially will be tax resident in Luxembourg for the same reasons as National Grid (Ireland) 1 Limited.

                             We are seeking the following authority for National Grid (Ireland) 1 Limited:

                             (i)  intrasystem financing authority; and
                             (ii) Section 6(a)(2) authority.

                             1.1.1.1.1 National Grid General Partnership, a Delaware general partnership will be the top US entity. National Grid General Partnership will "check the box" to be taxed as a corporation for US Federal tax purposes. A Delaware general partnership is used in the structure in order to eliminate Luxembourg tax on interest payments made by National Grid General Partnership to National Grid
                                        (Ireland) 1  Limited  and National  Grid
                                        (Ireland)  2  Limited.    National  Grid
                                        General Partnership will be financed with a mix of partnership capital and debt (internal only), subject to US thin capitalization requirements.

                                        We are seeking the following authority for National Grid General Partnership:

                          DESCRIPTION OF NGG COMPANIES
                                   (Continued)

                                        (i)   intrasystem financing authority;
                                        (ii)  Section 6(a)(2) authority; and
                                        (iii) approval  of  the  tax  allocation
                                              agreement.

                               1.1.1.1.1.1.1 NGG Holdings Inc. has already been formed to hold the 99.99% interest in NGG Holdings LLC, which is the transitory merger vehicle formed to facilitate the acquisition with NEES. The acquisition of NEES is structured as a "reverse triangular merger" under which NEES will merge with NGG Holdings LLC with NEES as the surviving
                                              "entity".       Following      the
                                              acquisition,  NGG  Holdings,  Inc.
                                              will   be   the   "local   holding
                                              company" for  National  Grid's  US
                                              utility interests.

For NEES and its subsidiary companies, we are seeking:

     (i)   continuation of all outstanding authority;
     (ii)  Section 6(a)(2) authority;
     (iii) authority to add new NEES entities to the system money pool;
     (iv)  approval of tax allocation agreement; and
     (v) authority to pay dividends from capital or unearned surplus, subject to certain conditions.

     2. National Grid Holdings Limited ("NGH") is the intermediate holding company for all of National Grid's non-NEES related operations. On or prior to consummation of the Merger, NGH will be qualified as a "foreign utility company" within the meaning of the Act. As a result, it and all of its subsidiaries may be retained by National Grid pursuant to the provisions of Section 33(c) of the Act.

Because NGH will be a FUCO, no further authority is needed for the operations of NGH and its subsidiary companies as such. Transactions involving other entities in the National Grid system will, however, continue to be jurisdictional. Accordingly, as noted above, National Grid is seeking financing authority in an amount equal to up to 50% of its consolidated retained earnings. The applicants will seek such other authority as may be required for any additional intrasystem transactions including, for example, any "across-the-wall" service, sales and construction contracts.

          2.1 The National Grid Company plc is the electric transmission company in England and Wales. The National Grid Company plc is organized under the

                          DESCRIPTION OF NGG COMPANIES
                                   (Continued)


               laws of England and Wales and is subject to regulatory controls overseen by the Director General of Electricity Supply. It has seven active subsidiaries, as follows:

               2.1.1 NGC Nominees Limited  serves as a shareholder  for a number of National Grid Group entities, as it is customary in the UK to have more than one shareholder in most corporate
                     entities.   This  company  is  not  otherwise  an operating
                     entity.

                     2.1.1.1 Dormant subsidiaries.

               2.1.2 Datum Solutions  Limited is engaged in  providing  metering services in the United Kingdom at entry and exit points of the U.K. transmission system, and more widely to customers in the competitive market.

               2.1.3 Energy  Settlements   and  Information   Services   Limited
                     operates the computer systems needed to calculate prices and payments due as a result of the daily trading of power across England and Wales.

               2.1.4 NGC Properties  Limited owns and develops  property that is not used for the operation of the transmission system, usually with a view toward eventual sale.

               2.1.5 Energy Pool  Funds   Administration   Limited  manages  the
                     transfer of funds in payments for the energy traded.

               2.1.6 NGC Two Ltd is an inactive shell company.

                     2.1.6.1 The  National  Grid   Investments  Company   is  an
                             inactive shell company.

               2.1.7 NGC Leasing  Limited  is  engaged  in the  leasing of motor vehicles for use by employees of the National Grid system.

               2.1.8 NGC Employee Shares  Trustee  Limited  serves as trustee in respect of the National Grid Profit Sharing Scheme and Employee Benefit Trust, which are trusts set up for employees of National Grid. This company does not have any independent operations.

          2.2 NatGrid Finance Holdings Limited is a holding company for NatGrid Finance Limited, NG Investment Limited and Natgrid Investments Limited, which are Jersey corporations that provide financial management services

                          DESCRIPTION OF NGG COMPANIES
                                   (Continued)

               to National Grid. For example, this group of companies is currently involved in investing and managing the proceeds from the recent public offering by National Grid Group of some of its interest in the ordinary shares of Energis plc.

               2.2.1 Natgrid Finance Limited

               2.2.2 NG Investments Limited [Jersey]

               2.2.3 Natgrid Investments Limited

          2.3 National Grid International Limited is the holding company for a number of the group's non-U.K. investments, including operations in South America, India, Africa and the U.S. National Grid International was formed has four direct and a number of indirect subsidiaries, as follows:

               2.3.1 National Grid Overseas Limited is an  intermediate  holding company above most of the South American, Indian and African interests held by the NGG.

                     2.3.1.1 National  Grid  Holdings  BV  is  organized  in the
                             Netherlands and is a holding company for operations in Brazil and India.

                             2.3.1.1.1 National  Grid  Indus  BV is an  inactive
                                       shell company.

                             2.3.1.1.2 National   Grid    India   BV,    another
                                       Netherlands organized company,  organizes
                                       and  controls  National   Grid    Group's
                                       investments in India.

                                       2.3.1.1.2.1 Karnataka  Translink  Limited
                                                   [need info]

                             2.3.1.1.3 NGC  do  Brasil  Participacoes  Ltda,   a
                                       Brazilian  company,  and   National  Grid
                                       Brazil BV, a Netherlands  company,  serve
                                       to  organize  and  control  National Grid
                                       Group's   investments  in  Brazil.   They
                                       currently own three entities formed under the laws of Brazil as follows:

                                       2.3.1.1.3.1 JVCO Participacoes Ltda  is a
                                                   joint venture vehicle for NGG
                                                   and Sprint

                          DESCRIPTION OF NGG COMPANIES
                                   (Continued)

                                       2.3.1.1.3.2 Holdco Participacoes Ltda  is
                                                   an intermediate joint venture
                                                   vehicle   pursuant to   which
                                                   other investors are  involved
                                                   in      Brazilian     telecom
                                                   operations.

                                             2.3.1.1.3.2.1 Bonari  Holding  Ltda
                                                           is    an    operating
                                                           company  engaged   in
                                                           telecommunications
                                                           operations in Brazil.

                             2.3.1.1.4 National Grid Zambia  BV, which is formed
                                       under   the  laws  of  the   Netherlands,
                                       organizes and controls National Grid's investments in Zambia.

                                       2.3.1.1.4.1 Copperbelt Energy Corporation
                                                   plc is a  Zambian corporation
                                                   that is  some  40%  owned  by
                                                   National Grid  and is engaged
                                                   in   buying,    selling   and
                                                   transmitting  electricity  to
                                                   meet the needs  of the copper
                                                   mining regions of Zambia. NGC
                                                   Zambia  and   National   Grid
                                                   Zambia  were  formed  for the
                                                   purpose    of    facilitating
                                                   National Grid's ownership and
                                                   operations     of     African
                                                   operations.           Another
                                                   registered  holding  company,
                                                   CINergy,    also    owns    a
                                                   significant    interest    in
                                                   Copperbelt.

                             2.3.1.1.5 National Grid  Finance BV  is  a  company
                                       formed under the laws  of the Netherlands
                                       that serves  as  a  holding  company  for
                                       operations  in Argentina.   National Grid
                                       Overseas holds  a  one third  interest in
                                       National Grid  Finance directly.  Through
                                       subsidiaries,   National  Grid   owns  an
                                       interest  in   the  primary  transmission
                                       system that services Argentina and acts as operator thereof.

               2.3.2 The Electricity Transmission Company Limited is an inactive shell company.

               2.3.3 NGC Zambia Ltd. is an inactive shell company.

                          DESCRIPTION OF NGG COMPANIES
                                   (Continued)

               2.3.4 Teldata International  Limited is a holding  company for US billing and energy service operations. Teldata Inc. is a Delaware corporation that provides complete, end-to-end, automated metering and billing solutions for electric, gas and water utilities and energy service providers.

               2.3.5 National Grid International Limited

                     2.3.5.1 First  Point  Services  Inc.  [US]  is  a  Delaware
                             corporation engaged in providing billing software solutions for electric, gas and water utilities and energy service providers.

               2.3.6 National Grid USA Inc. is a Delaware corporation  formed to investigate potential opportunities in the U.S. market for National Grid.

               2.3.7 National Grid  Investment  Holdings  Limited is an inactive shell company.

                     2.3.7.1 Grid One is an inactive shell company.

                             2.3.7.1.1 Grid Investment  Company Ltd  [Jersey] is
                                       an inactive shell company.

               2.3.8 National Grid (Isle of Man)  Limited  is a holding  company for operations on the Isle and is organized under the laws of the Isle of Man.

                     2.3.8.1 Manx Cable Company (Isle of Man) is organized under the laws of the Isle of Man for the purpose of developing an undersea connector between England and the Isle of Man.

          2.4 National Grid Insurance Limited [Guernsey] was organized in Guernsey in connection with the self-insured retention of NGC's transmission assets. National Grid holds all of the outstanding ordinary shares of National Grid Insurance and Barclays Bank holds its outstanding preference shares.

          2.5 The National Grid Group Quest Trustee Company Limited serves as trustee with respect to the National Grid Group Qualifying Share Trust, which is a trust established for employees of National Grid. This company does not have any independent operations.

                          DESCRIPTION OF NGG COMPANIES
                                   (Continued)

          2.6 NGG Telecoms Holdings Limited is a holding company for National Grid's interest in certain telecommunications operations.

               2.6.1 NGG Telecoms  Limited also serves to hold  National  Grid's interest in these telecommunications operations.

                     2.6.1.1 Energis plc is the  publicly-traded  parent company
                             of Energis Communications.   National Grid  holds a
                             48.3% interest in Energis plc.

               2.6.2 NGG Telecoms  Investment  Limited  is an  internal  holding company for part of National Grid's interest in Energis plc.